BANGKOK METROPOLITAN BANK PUBLIC COMPANY LIMITED

                  No. 2 Chalerm Khet 4 Road, Bangkok Metropolis

                              Tel. 2230561, 2259999

                                                               L/G No. L 42-0079
                               Letter of Guarantee

                                                        1 February 1999

We, Bangkok Metropolitan Bank Public Company Limited, with offices at 2 Chalerm Khet 4 Road, Thepsirin Sub-district, Pom Phap Sattru Phai District, Bangkok Metropolis, issue this Letter of Guarantee to the Airports Authority of Thailand, as follows :

1. Whereas King Power Tax Free Co., Ltd. has received a permission for operating the business of selling merchandize and souvenirs at the Bangkok International Airport, according to the Contract No. 6-01/2541 dated 2 October 1997, entered with the Airports Authority of Thailand, and a Letter of Guarantee is required as performance guarantee for an amount of Baht 244,125,000.00 (Two Hundred Forty-Four Million One Hundred Twenty-Five Thousand Baht Only).

2. By means of this letter, Bangkok Metropolitan Bank Public Company Limited, guarantee that if King Power Tax Free Co., Ltd. fails to comply with the contract or is in breach of any clause of the said contract, thereby the Airports Authority of Thailand is entitled to impose fines to and/or claim for indemnity from King Power Tax Free Co., Ltd., Bangkok Metropolitan Bank Public Company Limited shall pay an amount not exceeding Baht 244,125,000.00 (Two Hundred Forty-Four Million One Hundred Twenty-Five Thousand Baht Only) to the Airports Authority of Thailand on behalf of King Power Tax Free Co., Ltd.

3. We acknowledge and consent in case the Airports Authority of Thailand has given an extension or leniency for compliance with the contract to King Power Tax Free Co., Ltd., provided that the Airports Authority of Thailand shall notify us without delay.

4. This Letter of Guarantee is issued for King Power Tax Free Co., Ltd. as a replacement of our Letters of Guarantee No. L 41-0367, 0369 dated 18 June 1998. Therefore, the Bank consents to be the guarantor for all outstanding debt that King Power Tax Free Co., Ltd. has with the Airports Authority of Thailand under this Letter of Guarantee, but the total amount of the existing and future debt shall not exceed the amount specified in Clause 1.

This Letter of Guarantee is valid from 1 April 1999 to 31 March 2003, after which Bangkok Metropolitan Bank Public Company Limited shall be relieved from the responsibility or obligation as indicated herein. As evidence of this guarantee, Bangkok Metropolitan Bank Public Company Limited hereunder sign our names in the presence of witnesses.

              For Bangkok Metropolitan Bank Public Company Limited

 - signed -                     Guarantor       - signed -            Guarantor
(Mr. Pongcharoen Sanguansak)               (Miss Nipapan Ekintumat)
Director, Debt and Securities Department    Deputy Director, Debt and Securities
                                            Department

 - signed -                     Witness         - signed -            Witness
(Mr. Wanchai Kittitaporn)                      (Mr. Prapat Ungcharoen)